                                                                Exhibit 99.3


                             UNAUDITED PRO FORMA
                 CONDENSED FINANCIAL STATEMENTS INTRODUCTION


         The accompanying unaudited pro forma condensed financial statements reflect the financial position of the Registrant as of December 31, 2001, and the results of its condensed operations for the year ended December 31, 2001 after giving effect to the merger of its Advanced Wireless Group and MAS, as more fully described below. The Advanced Wireless Group was comprised of three subsidiaries of the Company: Digital Angel, Timely Technology Corp. and Signature Industries, Limited. The unaudited pro forma condensed balance sheet is based on the historical balance sheet of the Registrant and gives effect to the merger of the Advanced Wireless Group and MAS as if it had occurred on December 31 2001. The unaudited pro forma condensed statement of operations for the year December 31, 2001 gives effect to the merger as if it had occurred on January 1, 2001 for the Registrant and the Advanced Wireless Group and on November 1, 2000 for MAS. MAS's fiscal year ended on October 31.

         The pro forma adjustments reflecting the consummation of the merger and resulting disposition of 22.55% of the Advanced Wireless Group are based upon a modified equity method of accounting for the newly merged entity and upon the assumptions set forth in the notes hereto. On March 27, 2002, the effective time of the merger, each share of Digital Angel common stock issued and outstanding immediately prior to the effective time of the merger was canceled and converted into the right to receive 0.9375 shares of MAS's common stock. In addition, the Registrant contributed to MAS its ownership interest in the common stock of Timely Technology Corp. and Signature Industries, Limited. Prior to the merger, the Registrant owned 16.6% of MAS. In satisfaction of a condition to the consent to the merger by the Registrant's lender, IBM Credit Corporation, the Registrant transferred to a Delaware business trust controlled by an advisory board all of the shares of MAS owned by it and, as a result, the trust has legal title to approximately 77.45% of MAS common stock, after giving effect to the exercise of options to acquire shares of Digital Angel Corporation exercised prior to the merger. The trust has voting rights with respect to the MAS common shares until the Registrant repays its obligation to IBM Credit Corporation in full. The Registrant has retained beneficial ownership of the shares. The trust may be obligated to liquidate the shares of MAS common stock owned by it for the benefit of IBM Credit Corporation in the event the Registrant fails to make payments, or otherwise defaults under its new credit agreement with IBM Credit Corporation. As a result of the control of the MAS shares by the trust, the Registrant's investment in the newly merged entity will not be consolidated and will be accounted for in a manner similar to the equity method of accounting post merger.


         The following information is not necessarily indicative of the financial position or operating results that would have occurred had the merger been consummated on the dates, or at the beginning of the periods for which the consummation of the merger is being given effect.


         A final determination of the required accounting adjustments has not yet been made. The accounting adjustments made in the pro forma condensed financial information have been made solely for purposes of developing such pro forma condensed financial information. The actual financial position and results of operations will differ, perhaps significantly, from the pro forma amounts reflected herein because of a variety of factors, including access to additional information and changes in value and operating results between the dates of the pro forma financial information data and the date on which the merger was completed.

                              UNAUDITED PRO FORMA CONDENSED FINANCIAL STATEMENTS
                                 UNAUDITED PRO FORMA CONDENSED BALANCE SHEET
                                              December 31, 2001

                                                       APPLIED DIGITAL SOLUTIONS                    PRO FORMA
                                                              HISTORICAL           PRO FORMA      BALANCE SHEET
                                                           December 31, 2001      ADJUSTMENTS   DECEMBER 31, 2001
                                                       ------------------------- -------------- -----------------
             ASSETS

Current Assets
   Cash and cash equivalents                                   $   3,696         $   (440)  (A)    $   3,256
   Due from buyers of divested subsidiaries                        2,625                               2,625
   Accounts receivable, net                                       21,871           (5,402)  (A)       16,469
   Inventories                                                     6,174           (5,819)  (A)          355
   Note receivable, net                                            2,256                               2,256
   Other current assets                                            4,786             (679)  (A)        4,107
                                                               ---------         --------          ---------
      Total Current Assets                                        41,408          (12,340)            29,068

Property and equipment, net                                       20,185          (14,476)  (A)        5,709
Notes receivable, net                                              4,004                               4,004
Goodwill, net                                                     90,831          (73,168)  (A)       17,663
Other assets                                                       4,282             (753)  (A)        3,529
Investment in MAS                                                  6,779           (6,779)  (A)            -
                                                                                   (3,190)  (C)
                                                                                    3,542   (B)
Investment in Digital Angel Corporation stock held in trust                        99,176   (A)       99,528
                                                               ---------         --------          ---------

                                                               $ 167,489         $ (7,988)         $ 159,501
                                                               =========         ========          =========

    LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities
   Notes payable and current maturities of long-term debt      $  83,836         $    (88)  (A)    $  83,748
   Accounts payable and accrued expenses                          33,648           (5,342)  (A)       28,306
   Earnout and put accruals                                          200                                 200
   Net liabilities of Discontinued Operations                      9,460                               9,460
                                                               ---------         --------          ---------
      Total Current Liabilities                                  127,144           (5,430)           121,714
Long-Term Debt and other Liabilities                               2,586           (2,425) (A)           161
                                                               ---------         --------          ---------
      Total Liabilities                                          129,730           (7,855)           121,875
                                                               ---------         --------          ---------

Commitments and Contingencies                                          -                -                  -
                                                               ---------         --------          ---------

Minority Interest                                                  4,460             (485) (A)         3,975
                                                               ---------         --------          ---------

Redeemable Preferred Stock Options - Series C                      5,180                               5,180

Stockholders' Equity
   Common stock                                                      252                                 252
   Common stock warrants                                           3,293                               3,293
   Additional paid-in capital                                    342,189                             342,189
                                                                                   (3,190)  (C)
   Accumulated deficit                                          (304,581)           3,542   (B)     (304,229)
   Treasury stock                                                 (1,777)                             (1,777)
   Accumulated other comprehensive loss                             (747)                               (747)
   Notes received for shares issued                              (10,510)                            (10,510)
                                                               ---------         --------          ---------
      Total Stockholders' Equity                                  28,119              352             28,471
                                                               ---------         --------          ---------
                                                               $ 167,489         $ (7,988)         $ 159,501
                                                               =========         ========          =========

The unaudited pro forma condensed combined balance sheet at December 31, 2001 gives effect to the financial position as if the merger of the Advanced Wireless Group and MAS occurred on December 31, 2001.

PRO FORMA ADJUSTMENTS FOR THE UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET AT DECEMBER 31, 2001 ARE AS FOLLOWS:

(A) To reflect the investment in the Advanced Wireless Group under the modified equity method of accounting.

(B) To eliminate 22.55% of the equity in net loss of the Advanced Wireless Group due to the reduction in the Registrant's ownership percentage as a result of the merger.

(C) To adjust the equity in net loss of MAS to reflect the increased ownership as if the Registrant had acquired 77.45% of MAS at the beginning of MAS's fiscal year ended October 31, 2001.

                              UNAUDITED PRO FORMA CONDENSED FINANCIAL STATEMENTS
                            UNAUDITED PRO FORMA CONDENSED STATEMENT OF OPERATIONS
                                     For the Year Ended December 31, 2001


                                                       APPLIED DIGITAL SOLUTIONS
                                                               HISTORICAL                           PRO FORMA
                                                               YEAR ENDED          PRO FORMA        COMBINED
                                                           DECEMBER 31, 2001      ADJUSTMENTS   DECEMBER 31, 2001
                                                       ------------------------- -------------- -----------------
Total revenue                                                  $ 156,314         $(35,738)  (A)    $ 120,576
Cost of products and services sold                               109,839          (22,300)  (A)       87,539
                                                               ---------         --------          ---------

Gross profit                                                      46,475          (13,438)  (A)       33,037
Selling, general and administrative expense                       97,042          (10,338)  (A)       86,704
Research and development expense                                   8,610           (5,071)  (A)        3,539
Asset impairment                                                  71,719             (726)            70,993
Depreciation and amortization                                     28,899          (12,310)  (A)       16,589
Non-cash compensation expense                                      5,274                               5,274
Loss on sale of subsidiaries and business assets                   6,058                               6,058
Interest and other income                                         (2,076)              17   (A)       (2,059)
Interest expense                                                   8,555             (529)  (A)        8,026
                                                               ---------         --------          ---------

Loss from continuing operations before
provision for income taxes, minority interest and
equity in net loss of affiliate                                 (177,606)          15,519   (A)     (162,087)

Provision for income taxes                                        20,870                              20,870
                                                               ---------         --------          ---------

Loss from continuing operations before minority
interest and equity in net loss of affiliate                    (198,476)          15,519   (A)     (182,957)

Minority interest                                                   (718)            (189)  (A)         (907)
                                                                                    3,190   (C)
                                                                                   (3,542)  (B)
Equity in net loss of affiliate                                      328           15,708   (A)       15,684
                                                               ---------         --------          ---------

Net loss from continuing operations                            $(198,086)        $    352          $(197,734)

Preferred stock dividends and other and
accretion of beneficial conversion feature of
redeemable preferred stock-Series C                              (10,539)                            (10,539)
                                                               ---------         --------          ---------

Net loss from continuing operations available to
common shareholders                                            $(208,625)        $    352          $(208,273)
                                                               =========         ========          =========
Earnings per common share - basic                              $   (1.23)                          $   (1.23)
Earnings per share - diluted                                   $   (1.23)                          $   (1.23)

Weighted average number of common
   shares outstanding - basic                                    170,009                             170,009

Weighted average number of common
   shares outstanding - diluted                                  170,009                             170,009


The unaudited pro forma condensed statement of operations for the year as if the merger of the Advanced Wireless Group and MAS occurred at the beginning of each entity's complete fiscal year.

PRO FORMA ADJUSTMENTS FOR THE UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS FOR THE YEAR ENDED DECEMBER 31, 2001 ARE AS FOLLOWS:

(A) To reflect the Advanced Wireless Group under the modified equity method of accounting.

(B) To eliminate 22.55% of the equity in net loss of the Advanced Wireless Group due to the reduction in the Registrant's ownership percentage as a result of the merger.

(C) To adjust the equity in net loss of MAS to reflect the increased ownership as if the Registrant had acquired 77.45% of MAS at the beginning of MAS's fiscal year ended October 31, 2001.
